Exhibit 99.1

Amendment Number Two to
Amended and Restated Employment Agreement

This Amendment Number Two to Amended and Restated Employment Agreement (this “Amendment”) is entered into effective as of February 28, 2011 between The Finish Line, Inc., an Indiana corporation (the “Company”), and Glenn S. Lyon (the “Executive”).

Whereas, the Company and the Executive are parties to the Amended and Restated Employment Agreement dated December 31, 2008, as amended by the Amendment Number One to Amended and Restated Employment Agreement dated February 25, 2010 (the “Original Agreement”); and

Whereas, the Company and the Executive desire to amend and modify certain provisions contained in the Original Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 7(a)(iii)(B) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(B) any earned but unpaid portion of Executive’s annual performance bonus (if any) for the fiscal year preceding the fiscal year in which such termination occurs;”

2. Section 7(b)(ii) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Upon termination of Executive’s employment hereunder for either Disability or death, Executive or Executive’s estate (as the case may be) shall be entitled to receive:

(A) the Accrued Rights; and

(B) if Executive was eligible to receive one or more cash bonuses for the fiscal year during which Executive’s employment is terminated (the “Termination Year”), an amount equal to a pro-rated portion (based on the number of days in the Termination Year during which Executive was employed) of the annual cash bonus and any other cash bonus Executive would have received for the Termination Year had he remained employed through the entire fiscal year (based on the Company’s actual performance for the Termination Year), payable, subject to Section 7(g), when bonuses are generally paid to the Company’s executives for the Termination Year but no later than two and one half months after the end of the fiscal year in which the cash bonus was earned.”

3. Section 7(c)(iii)(B)(3) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(3) if Executive was eligible to receive one or more cash bonuses for the Termination Year, an amount equal to a pro-rated portion (based on the number of days in the Termination Year during which Executive was employed) of the annual cash bonus and any other cash bonus Executive would have received for the Termination Year had he remained employed through the entire fiscal year (based on the Company’s actual performance for the Termination Year), payable, subject to Section 7(g), when bonuses are generally paid to the Company’s executives for the Termination Year but no later than two and one half months after the end of the fiscal year in which the cash bonus was earned.”

4. Section 7(c)(iv)(B)(3) of the Original Agreement is hereby amended and restated in its entirety to read as follows:

“(3) if Executive was eligible to receive one or more cash bonuses for the Termination Year, an amount equal to a pro-rated portion (based on the number of days in the Termination Year during which Executive was employed) of the annual cash bonus and any other cash bonus Executive would have received for the Termination Year had he remained employed through the entire fiscal year (based on the Company’s actual performance for the Termination Year), payable, subject to Section 7(g), when bonuses are generally paid to the Company’s executives for the Termination Year but no later than two and one half months after the end of the fiscal year in which the cash bonus was earned.”

5. Except as specifically amended herein, all other terms and conditions contained in the Original Agreement shall remain unchanged and shall continue in full force and effect. This Amendment may be executed in one or more counterparts, each of which when taken together shall be deemed one original Amendment.

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In Witness Whereof, the parties hereto have duly executed this Amendment Number Two to Amended and Restated Employment Agreement as of the day and year first above written.

/s/ Glenn S. Lyon
Glenn S. Lyon

The Finish Line, Inc.

By: /s/ Bill Kirkendall
Bill Kirkendall, Chair of the Compensation Committee